SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report:
June 4, 2009

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California 91768
(Address of Principal Executive Offices) (Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement

On September 4, 2008 General Environmental Management, Inc. (the “Company”) entered into a series of agreements with CVC California, LLC, a Delaware limited liability company (“CVC”), including a Revolving Credit and Term Loan Agreement (the "Agreement"), a Convertible Term Note (the "Note"), Warrants to purchase shares of the Company's common stock and a Registration Rights Agreement. (See Report on Form 8-K dated September 24, 2008)

 Section 6.18 of the Agreement requires that EBITDA of the Company not be less than (a) $1,000,000 for the fiscal quarter ending September 30, 2008, (b) $2,000,000 for the two (2) consecutive fiscal quarters ending December 31, 2008, (c) $3,000,000 for the three (3) consecutive fiscal quarters ending March 31, 2009, or (d) $4,000,000 in any four (4) consecutive fiscal quarters ending on or after June 30, 2009; provided, however, that it shall not be an Event of Default if actual EBITDA in any measuring period is within 10% of the required minimum EBITDA for such measuring period as set forth in this Section 6.18, so long as actual EBITDA for the next succeeding measuring period hereunder is equal to or greater than the required EBITDA for such.

For the fiscal quarter ending September 30, 2008, the Company had EBITDA that was within 10% of the required minimum EBITDA for such measuring period but was not able to achieve the EBITDA required in the next succeeding measuring period.

The Company has had discussions with CVC to obtain a waiver of the Default and continued to operate in the normal course of business and receive advances under the Revolving Credit Commitment facility.

On June 1, 2009, the Company and CVC entered into an Amendment to the Agreement which provides:

1. That Sections 6.18 and Sections 6.19 be amended to read as follows:

Section 6.18.  EBITDA.  Permit EBITDA to be less than (a) $670,000 for the fiscal quarter ending September 30, 2009, (b) $660,000 for the fiscal quarter ending December 31, 2009, or (c) in any succeeding fiscal quarter, an amount which is more than $10,000 less than the required minimum EBITDA in the immediately preceding fiscal quarter (i.e., $650,000 for the fiscal quarter ending March 31, 2010, $640,000 for the fiscal quarter ending June 30, 2010, etc.).  For purposes of assessing interest at the default rates provided in the Notes, any failure to comply with this Section 6.18 shall be deemed to be an Event of Default at the end of the subject fiscal quarter (and not deferred until such non-compliance is reported), but for all other purposes, such non-compliance shall not be deemed an Event of Default (i) unless (A)the Borrower fails, within thirty (30) days after the conclusion of the subject fiscal quarter, to reach written agreement with the Lender on a plan to cure such non-compliance, or (B) if such a curative plan is agreed upon, the Borrower fails to complete the cure within sixty (60) days after the conclusion of the subject fiscal quarter, or (ii) if (A) the Borrower shall have received, during or within sixty (60) days after the conclusion of the subject fiscal quarter, net cash proceeds from the issuance of Common Stock in a dollar amount at least equal to the amount by which the Borrower failed to achieve the required minimum EBITDA), which net cash proceeds amount (or requisite portion thereof) are, for purposes hereof, added to EBITDA to the extent necessary (on a dollar-for-dollar basis) to eliminate the EBITDA shortfall in such fiscal quarter, and/or (B) to the extent that such net cash proceeds are not applied to cure an EBITDA shortfall as aforesaid (“Excess Cash Proceeds”), and provided that the Borrower has made or simultaneously makes a prepayment of principal under the Term Note out of such net cash proceeds (which prepayment shall be applied to the principal installments thereunder in direct order of maturity, and shall be without requirement of any premium or penalty) in an amount equal to one-half of the Excess Cash Proceeds, an amount equal to one-half of the Excess Cash Proceeds are, for purposes hereof, added to EBITDA in the first fiscal quarter immediately following the fiscal quarter in which the Excess Cash Proceeds were received by the Borrower.

Section 6.19.  Coverage Test.  Permit the ratio of (a) EBITDA, plus any permitted additions to EBITDA effected in accordance with Section 6.18 above, minus any and all dividends, distributions and/or redemption payments made by the Borrower to its shareholders or other holders of equity interests, to (b) Fixed Charges, to be less than 1.0 to 1.0 for any four (4) consecutive fiscal quarters ending on or after September 30, 2009.

2. That a new Section 6.20 be added as follows:

Section 6.20.  GPP Payments.  (Shall not) Make any payments of any kind (whether in cash, in kind or otherwise) to or on behalf of GPP (General Pacific Partners, LLC) or any of its Affiliates, provided that the foregoing limitation shall not be applicable to scheduled payments which are made as and when due under the outstanding Equipment Lease Agreement between GEM-DE and P-1 Leasing (an affiliate of GPP), at the rate of $4,000 per month (the “P-1 Lease”).

3. That the Convertible Term Note be amended as follows:

(a) The monthly principal payment that was due under the Term Note on May 1, 2009, and the monthly principal payment becoming due under the Term Note on June 1, 2009, shall instead be due and payable on August 31, 2011 (which payments shall be in addition to the payments otherwise scheduled to be due and payable on such date in accordance with the Term Note).

(b) The Conversion Price (as such term is defined in the Term Note) currently in effect under the Term Note is hereby reduced to $.75 per share of Common Stock, subject to further adjustment from time to time in accordance herewith and in accordance with the Term Note.  In addition to any and all other adjustments, the Conversion Price shall be adjusted, effective December 1, 2009, to be an amount equal to the weighted average Trading Price (as such term is defined in the Term Note) of the Common Stock during the period from May 1, 2009 through November 30, 2009 (the “Measuring Period”), but in no event less than $.60 per share of Common Stock; provided, however, that if, at any time and from time to time during such Measuring Period, there shall occur any stock split, stock dividend, combination of shares, recapitalization or other such event relating to the Common Stock, then appropriate adjustment shall be made to the Trading Prices used in such calculation, and the minimum $.60 Conversion Price, to fairly reflect the effects of each such stock split, stock dividend, combination of shares, recapitalization or other such event.  The Borrower shall, as promptly as practicable after November 30, 2009, provide to the Lender a detailed written calculation of the adjusted Conversion Price in accordance with this paragraph

(c) In the event that the Borrower shall hereafter receive, at any time and from time to time, any Excess Cash Proceeds (as such term is defined in the modified Section 6.18 of the Loan Agreement as set forth above), the Borrower shall be required to make a prepayment of principal under the Term Note (which prepayment shall be applied to the principal installments thereunder in direct order of maturity, and shall be without requirement of any premium or penalty) in an amount equal to one-half of such Excess Cash Proceeds.  If such Excess Cash Proceeds are received during the sixty (60) day period following the close of a fiscal quarter in which there was an EBITDA shortfall under Section 6.18 of the Loan Agreement, such prepayment shall be due and payable within one (1) Business Day after the receipt of such Excess Cash Proceeds, and otherwise shall be due and payable on the first (1st) Business Day after the conclusion of the fiscal quarter in which such Excess Cash Proceeds are received.

4. That the Warrants be amended or cancelled, as the case may be, as follows:

(a)  Warrant No. CV-2 issued by the Borrower to the Lender pursuant to the Loan Agreement is hereby amended so as to change the current Exercise Price thereunder to $.70 per share of Common Stock, subject to further adjustment hereafter from time to time in accordance with such Warrant.

(b)  Warrant No. CV-3 issued by the Borrower to the Lender pursuant to the Loan Agreement is hereby cancelled, and shall be destroyed by the Lender promptly following the effectiveness of this Amendment No. 1.

(c) In the event that, at any time from and after the date of this Amendment No. 1, there shall occur any Event of Default under Section 7.01(b) of the Loan Agreement, then the exercise price applicable under each of the remaining outstanding Warrants shall thereupon automatically (and without requirement of any further writing) be reduced to $.01 per share of Common Stock (provided that, if the Exercise Price under any such Warrant is then already less than $.01 per share, then there shall be no increase in such Exercise Price by reason of this paragraph 4(c)).

5. That the Registration Rights Agreement be amended as follows:

(a) Sections 2(a) and 2(b) of the Registration Rights Agreement are hereby amended so as to require the filing of the required Registration Statement (as such term is defined in the Registration Rights Agreement), or, if applicable, the initial Registration Statement, by not later than July 31, 2010, and to require such Registration Statement (or, if applicable, the initial Registration Statement) to be declared effective by the SEC by not later than October 31, 2009.  Any additional Registration Statement required under the circumstances described in the proviso to Section 2(a) of the Registration Rights Agreement shall be required to be filed as soon after the required filing of the initial Registration Statement as is permitted by the SEC, and the Company shall cause each such additional Registration Statement to be declared effective as promptly as possible after the required filing thereof.  Such registration(s) shall include, in addition to the shares described in the Registration Rights Agreement, the shares of Common Stock being issued to the Lender pursuant to paragraph 7(a) below.

(b) Anything contained in the Registration Rights Agreement to the contrary notwithstanding, the Lender hereby consents to the inclusion, in each registration statement filed under the Registration Rights Agreement, of the shares received by GPP pursuant to the debt conversion contemplated by paragraph 8(c) below, subject to proportionate cutback (based on the relative number of shares requested to be registered by the Lender and GPP) in the event that less than all of the Lender’s shares and GPP’s shares can be included in any such registration statement.  The Lender hereby confirms that GPP is an intended third party beneficiary of this paragraph 5(b).

6. That CVC waived the Events of  Default consisting of the non-payment by the Company of the principal installments due under the Term Note on May 1, 2009 and June 1, 2009, and further waived  the Events of Default consisting of the failure of the Company to comply with Section 6.18 of the Loan Agreement for the periods ended December 31, 2008 and March 31, 2009, and waived all rights to collect the increased interest chargeable under the Notes by reason of the foregoing Events of Default.

7. That the Company pay a fee in consideration of the waivers and amendments, the Company shall (a) within five (5) Business Days issue to and in the name of the Lender, or its securities intermediary, by such means as is directed by the Lender, at a price of $.01 per share (which shall be paid by crediting such amount to the outstanding Advances) but having an agreed value of $.74 per share, 600,000 shares of Common Stock, and (b) issue to the Lender the Company's promissory note in the principal amount of $164,000, bearing interest at the rate of 7% per annum (which interest shall be payable monthly in arrears on the first day of each calendar month commencing June 1, 2009) and maturing in full on August 31, 2011.

Item 3.02   Unregistered Sales of Equity Securities

On June 1, 2009, the Company issued 600,000 shares of its common stock having an agreed value of $.74 per share pursuant to an Amendment to certain agreements between the Company and its Senior Lender CVC (see Item 1.01 above)

On June 1, 2009 the Company issued a total of 274,593 shares of its common stock to General Pacific Partners, LLC, ("GPP") in consideration of a conversion of certain of the Company's indebtedness to
GPP of $164,756 ($.60 per share).

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.29	Amendment to Revolving Credit and Term Loan Agreement dated as at June 1, 2009 between General Environmental Management, Inc. and CVC California LLC.
10.30	Fee Note dated as at June 1, 2009 between General Environmental Management, Inc. and CVC California LLC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc

Date: June 4, 2009	By:	/s/ Timothy Koziol
Timothy Koziol Chief Executive Officer